UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2017

PINGTAN MARINE ENTERPRISE LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18/F, Zhongshan Building A No. 154 Hudong Road Fuzhou, PRC	350001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 86-10-6569-3988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 6, 2017, Pingtan Marine Enterprise Ltd., a Cayman Islands company (the "Company"), held its 2016 Annual General Meeting of Members (the "Annual Meeting"). For more information about the proposals, see the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on December 23, 2016 (the "Proxy Statement"), the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, members representing 46,520,242 ordinary shares or 58.85% of the 79,055,053 ordinary shares outstanding on the record date of December 22, 2016, were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The final voting results on each of the matters submitted to a vote of members were as follows:

Proposal No. 1. Election of Directors. The Company's members elected each of the Class A director nominees to the board of directors, to serve for a three year terms to expire at the Company's 2019 annual general meeting of members or until his respective successor has been duly elected and qualified, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-votes

Xinrong Zhou	46,504,340	15,902	-
Zengbiao Zhu	46,475,969	44,273	-

Proposal No. 2. Reverse Split Proposal. The Company's members approved a share consolidation, or reverse split, of the Company's ordinary shares, par value $0.001 per share under three alternative scenarios described in the Proxy Statement as the 4-to-1 Consolidation, the 3-to-1 Consolidation and the 2-to-1 Consolidation, as follows:

For	Against	Abstain	Broker Non-votes

46,495,027	6,210	19,005	-

Proposal No. 3. Ratification of Appointment of Independent Auditors. The Company's members ratified the appointment of BDO China Shu Lun Pan Certified Public Accountants LLP  as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, as follows:

For	Against	Abstain	Broker Non-votes

46,514,785	5,443	14	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pingtan Marine Enterprise Ltd.

Date: January 10, 2017	By:	/s/ Roy Yu
Name: Roy Yu Title: Chief Financial Officer

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